SECOND AMENDMENT TO
ALON USA ENERGY, INC.
RESTRICTED STOCK AWARD AGREEMENT
WHEREAS, Alan Moret (the “Participant”) is an employee of Alon USA Energy, Inc., a Delaware corporation (the “Company”) or one of its Subsidiaries, and a Participant within the meaning of the Alon USA Energy, Inc. Amended and Restated 2005 Incentive Compensation Plan (the “Plan”);
WHEREAS, Participant received a grant of restricted shares evidenced by that certain Restricted Stock Award Agreement by and between the Company and Participant, dated May 10, 2011 (as previously amended, the “Agreement”);
WHEREAS, a Change of Control (as defined in the Agreement) has occurred and, pursuant to Section 3(b), Participant has the right to resign within the 6-month period thereafter and cause the immediate vesting of all nonvested Restricted Shares;
WHEREAS, the Company and Participant hereby agree to further amend the Agreement as follows:
1.    Terms not defined in this Second Amendment to Restricted Stock Award Agreement (this “Second Amendment”) have the meanings set forth in the Agreement.
2.    Section 3(b) of the Agreement is hereby amended and restated in its entirety as follows:
“(b)    Full Vesting Upon Certain Events. Notwithstanding the provisions of Section 3(a), the Participant will acquire a vested interest in, and the restrictions on voting and the right to receive dividends set forth in Section 1(b) and the restrictions on transfer set forth in Section 2 will lapse with respect to, all of the granted but nonvested Restricted Shares in the event of (i) the involuntary termination (including disability or death) of the Participant’s employment with the Company and its Subsidiaries for any reason, including for Cause, or (ii) the voluntary termination of the Participant’s employment with the Company and its Subsidiaries by the Participant, with or without Good Reason.”
3.    Section 3(c) of the Agreement is hereby deleted in its entirety.
4.    Except as may be specifically modified herein, the terms and conditions of the Agreement remain in full force and effect, unaffected by the execution and delivery of this Second Amendment.

The Participant hereby accepts and agrees to be bound by all the terms and conditions of the Plan and the Agreement, as amended by this Second Amendment, such amendment to become effective this September 2, 2015.
ALON USA ENERGY, INC.

By /s/ Paul Eisman
Name: Paul Eisman
Title: President
ACCEPTED:

/s/ Alan Moret
Signature of Participant